Exhibit 99.2 - Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus Private Equity X O&G, L.P.

Address:	450 LEXINGTON AVENUE

New York, NY 10017

2. Name:	Warburg Pincus X Partners, L.P.

Address:	450 LEXINGTON AVENUE

New York, NY 10017

3. Name:	Warburg Pincus X, L.P.

Address:	450 LEXINGTON AVENUE

New York, NY 10017

4. Name:	Warburg Pincus X GP L.P.

Address:	450 LEXINGTON AVENUE

New York, NY 10017

5. Name:	WPP GP LLC

Address:	450 LEXINGTON AVENUE

New York, NY 10017

6. Name:	Warburg Pincus Partners, L.P.

Address:	450 LEXINGTON AVENUE

New York, NY 10017

7. Name:	Warburg Pincus Partners GP LLC

Address:	450 LEXINGTON AVENUE

New York, NY 10017

8. Name:	Warburg Pincus & Co.

Address:	450 LEXINGTON AVENUE

New York, NY 10017

9. Name:	Warburg Pincus LLC

Address:	450 LEXINGTON AVENUE

New York, NY 10017